Okta Announces Strong Second Quarter Results
•Q2 revenue grew 57% year-over-year; subscription revenue grew 59% year-over-year
•Remaining performance obligations (RPO) grew 57% year-over-year to $2.24 billion
•Increases revenue and operating profit outlook for fiscal 2022

SAN FRANCISCO – September 1, 2021 – Okta, Inc. (Nasdaq: OKTA), the leading independent identity provider, today announced financial results for its second quarter ended July 31, 2021.

"In our first quarter as a combined company with Auth0, we're off to a fantastic start," said Todd McKinnon, Chief Executive Officer and co-founder of Okta. "Execution remained sharp with strong demand for Okta's workforce and customer identity solutions, as well as Auth0's developer-centric identity solutions. As organizations advance on their journey of improving their customers' digital experience, adopting zero-trust security environments, and deploying more cloud applications, they continue to turn to Okta to deliver an unmatched array of modern identity solutions to meet these challenges."

Second Quarter Fiscal 2022 Financial Highlights:
•Revenue: Total revenue was $316 million, an increase of 57% year-over-year. Subscription revenue was $303 million, an increase of 59% year-over-year. On an Okta standalone basis (excluding $38 million attributable to Auth0), total revenue grew 39%.
•Remaining Performance Obligations (RPO): RPO, or subscription backlog, was $2.24 billion, an increase of 57% year-over-year. Current RPO, which is contracted subscription revenue expected to be recognized over the next 12 months, was $1.10 billion, up 60% compared to the second quarter of fiscal 2021. On an Okta standalone basis (excluding Auth0), RPO and current RPO increased 42% and 43% year-over-year, respectively.
•Calculated Billings: Total calculated billings, net of acquired deferred revenue, was $362 million, an increase of 83% year-over-year. Calculated billings includes the effect of billings process improvements that were enacted at the end of the first quarter of fiscal 2022. Excluding these changes, calculated billings would have been $345 million, an increase of 74% year-over-year. On an Okta standalone basis, excluding Auth0 and the effect of the billings process improvements, calculated billings increased 47% year-over-year.
•GAAP Operating Loss: GAAP operating loss was $263 million, or 83% of total revenue, compared to a GAAP operating loss of $45 million, or 23% of total revenue, in the second quarter of fiscal 2021.
•Non-GAAP Operating Income/Loss: Non-GAAP operating loss was $25 million, or 8% of total revenue, compared to non-GAAP operating income of $6 million, or 3% of total revenue, in the second quarter of fiscal 2021.
•GAAP Net Loss: GAAP net loss was $277 million, compared to a GAAP net loss of $60 million in the second quarter of fiscal 2021. GAAP net loss per share was $1.83, compared to a GAAP net loss per share of $0.48 in the second quarter of fiscal 2021. GAAP net loss and GAAP net loss per share include $150 million and $0.99, respectively, attributable to Auth0.

•Non-GAAP Net Income/Loss: Non-GAAP net loss was $16 million, compared to non-GAAP net income of $10 million in the second quarter of fiscal 2021. Non-GAAP basic and diluted net loss per share was $0.11, compared to non-GAAP basic net income per share of $0.08 and non-GAAP diluted net income per share of $0.07 in the second quarter of fiscal 2021.
•Cash Flow: Net cash used in operations was $3 million, or (1)% of total revenue, compared to net cash provided by operations of $11 million, or 5% of total revenue, in the second quarter of fiscal 2021. Free cash flow was negative $4 million, or (1)% of total revenue, compared to $7 million, or 3% of total revenue, in the second quarter of fiscal 2021.
•Cash, cash equivalents, and short-term investments were $2.47 billion at July 31, 2021.

The section titled "Non-GAAP Financial Measures" below contains a description of the non-GAAP financial measures, and reconciliations between GAAP and non-GAAP information are contained in the tables below.

Financial Outlook:
Okta's financial outlook for the third quarter and full year fiscal 2022 includes the expected contribution from the acquisition of Auth0, net of purchase accounting adjustments. The acquisition closed on May 3, 2021.
For the third quarter of fiscal 2022, the Company expects:
•Total revenue of $325 million to $327 million, representing a growth rate of 50% year-over-year;
•Non-GAAP operating loss of $35 million to $34 million; and
•Non-GAAP net loss per share of $0.25 to $0.24, assuming weighted-average shares outstanding of approximately 153 million.

For the full year fiscal 2022, the Company now expects:
•Total revenue of $1.243 billion to $1.250 billion, representing a growth rate of 49% to 50% year-over-year;
•Non-GAAP operating loss of $119 million to $114 million; and
•Non-GAAP net loss per share of $0.77 to $0.74, assuming weighted-average shares outstanding of approximately 147 million.

These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Okta has not reconciled its expectations as to non-GAAP operating loss and non-GAAP net loss per share to their most directly comparable GAAP measures because certain items are out of Okta’s control or cannot be reasonably predicted. Accordingly, reconciliations for forward-looking non-GAAP operating loss and non-GAAP net loss per share are not available without unreasonable effort.

Conference Call Information:
Okta will host a live video webcast at 2:00 p.m. Pacific Time on September 1, 2021 to discuss the results and outlook. The news release with the financial results will be accessible from the Company’s website at investor.okta.com prior to the conference call. The live video webcast of the conference call will be accessible from the Okta investor relations website at investor.okta.com.

Supplemental Financial and Other Information:
Supplemental financial and other information can be accessed through the Company’s investor relations website at investor.okta.com.

Non-GAAP Financial Measures:
This press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net margin, non-GAAP net income (loss) per share, basic and diluted, free cash flow, free cash flow margin, current calculated billings and calculated billings. Certain of these non-GAAP financial measures exclude stock-based compensation, non-cash charitable contributions, amortization of acquired intangibles, acquisition and integration-related expenses, amortization of debt discount and debt issuance costs and loss on early extinguishment and conversion of debt.
Okta believes that non-GAAP financial information, when taken collectively with GAAP financial measures, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies.
The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by the Company's management about which expenses are excluded or included in determining these non-GAAP financial measures. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP.
Okta encourages investors to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.

Forward-Looking Statements: This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook, business strategy and plans, market trends and market size, opportunities and positioning and expected benefits that will be derived from the Auth0 transaction. These forward-looking statements are based on current expectations, estimates, forecasts and projections. Words such as "expect," "anticipate," "should," "believe," "hope," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "might," "could," "intend," "shall" and variations of these terms and similar expressions are intended to identify these forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. For example, the market for our products may develop more slowly than expected or than it has in the past; our results of operations may fluctuate more than expected; there may be significant fluctuations in our results of operations and cash flows related to our revenue recognition or otherwise; the impact of COVID-19, related public health measures and any associated economic downturn on our business and results of operations may be more than we expect; a network or data security incident that allows unauthorized access to our network or data or our customers’ data could damage our reputation; we could experience interruptions or performance problems associated with our technology, including a service outage; we may not be able to pay off our convertible senior notes when due; global economic conditions could deteriorate; we may not achieve expected synergies and efficiencies of operations between Okta and Auth0, and we may not be able to successfully integrate the companies. Further information on potential factors that could affect our financial results is included in our most recent Quarterly Report on Form 10-Q and our other filings with the Securities and Exchange Commission. The forward-looking statements included in this press release represent our views only as of the date of this press release and we assume no obligation and do not intend to update these forward-looking statements.

About Okta
Okta is the leading independent identity provider. The Okta Identity Cloud enables organizations to securely connect the right people to the right technologies at the right time. With more than 7,000 pre-built integrations to applications and infrastructure providers, Okta provides simple and secure access to people and organizations everywhere, giving them the confidence to reach their full potential. More than 13,050 organizations, including JetBlue, Nordstrom, Siemens, Slack, Takeda, Teach for America, and Twilio, trust Okta to help protect the identities of their workforces and customers.
Okta uses its investor.okta.com website as a means of disclosing material non-public information, announcing upcoming investor conferences and for complying with its disclosure obligations under Regulation FD. Accordingly, you should monitor our investor relations website in addition to following our press releases, SEC filings and public conference calls and webcasts.

Investor Contact:
Dave Gennarelli
investor@okta.com

Media Contact:
Adam Simons
press@okta.com

OKTA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2021	2020	2021	2020
Revenue:
Subscription	$303,121	$190,689	$543,179	$364,470
Professional services and other	12,379	9,757	23,327	18,835
Total revenue	315,500	200,446	566,506	383,305
Cost of revenue:
Subscription(1)	84,457	39,501	136,855	76,658
Professional services and other(1)	16,649	11,646	30,374	22,975
Total cost of revenue	101,106	51,147	167,229	99,633
Gross profit	214,394	149,299	399,277	283,672
Operating expenses:
Research and development(1)	122,407	53,866	191,270	102,360
Sales and marketing(1)	198,350	98,322	344,871	202,365
General and administrative(1)	157,077	42,499	217,257	76,534
Total operating expenses	477,834	194,687	753,398	381,259
Operating loss	(263,440)	(45,388)	(354,121)	(97,587)
Interest expense	(22,872)	(16,931)	(45,632)	(27,695)
Interest income and other, net	2,211	3,960	6,566	8,859
Loss on early extinguishment and conversion of debt	(43)	(2,174)	(179)	(2,174)
Interest and other, net	(20,704)	(15,145)	(39,245)	(21,010)
Loss before provision for (benefit from) income taxes	(284,144)	(60,533)	(393,366)	(118,597)
Provision for (benefit from) income taxes	(7,462)	(433)	(7,452)	(835)
Net loss	$(276,682)	$(60,100)	$(385,914)	$(117,762)

Net loss per share, basic and diluted	$(1.83)	$(0.48)	$(2.72)	$(0.94)

Weighted-average shares used to compute net loss per share, basic and diluted	151,357	126,319	141,720	124,922

(1) Amounts include stock-based compensation expense as follows (in thousands):

	Three Months Ended July 31,		Six Months Ended July 31,
	2021	2020	2021	2020
Cost of subscription revenue	$13,138	$5,164	$20,388	$9,139
Cost of professional services and other	3,161	2,000	5,503	3,811
Research and development	53,332	14,953	73,425	26,888
Sales and marketing	41,288	13,165	62,354	24,325
General and administrative	76,795	13,112	90,156	21,959
Total stock-based compensation expense	$187,714	$48,394	$251,826	$86,122

OKTA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	July 31,	January 31,
	2021	2021
Assets
Current assets:
Cash and cash equivalents	$225,265	$434,607
Short-term investments	2,243,638	2,121,584
Accounts receivable, net of allowances	238,478	194,818
Deferred commissions	54,526	45,949
Prepaid expenses and other current assets	115,251	81,609
Total current assets	2,877,158	2,878,567
Property and equipment, net	61,858	62,783
Operating lease right-of-use assets	146,492	149,604
Deferred commissions, noncurrent	129,671	108,555
Intangible assets, net	337,786	27,009
Goodwill	5,338,116	48,023
Other assets	41,014	24,256
Total assets	$8,932,095	$3,298,797
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$9,414	$8,557
Accrued expenses and other current liabilities	80,463	53,729
Accrued compensation	85,126	71,906
Convertible senior notes, net	15,723	908,684
Deferred revenue	721,808	502,738
Total current liabilities	912,534	1,545,614
Convertible senior notes, net, noncurrent	1,772,511	857,387
Operating lease liabilities, noncurrent	171,141	179,518
Deferred revenue, noncurrent	15,489	10,860
Other liabilities, noncurrent	18,230	11,375
Total liabilities	2,889,905	2,604,754

Stockholders’ equity:
Preferred stock	—	—
Class A common stock	15	12
Class B common stock	1	1
Additional paid-in capital	7,391,169	1,656,096
Accumulated other comprehensive income	4,375	5,390
Accumulated deficit	(1,353,370)	(967,456)
Total stockholders’ equity	6,042,190	694,043
Total liabilities and stockholders' equity	$8,932,095	$3,298,797

OKTA, INC.
SUMMARY OF CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Six Months Ended July 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(385,914)	$(117,762)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation	251,826	86,106
Depreciation, amortization and accretion	44,903	12,691
Amortization of debt discount and issuance costs	42,780	26,330
Amortization of deferred commissions	25,135	18,077
Deferred income taxes	(11,506)	(1,915)
Non-cash charitable contributions	3,663	2,417
Loss on early extinguishment and conversion of debt	179	2,174
Other, net	(5,561)	1,435
Changes in operating assets and liabilities:
Accounts receivable	(14,798)	18,626
Deferred commissions	(55,102)	(30,332)
Prepaid expenses and other assets	718	(7,622)
Operating lease right-of-use assets	10,732	8,972
Accounts payable	(2,044)	810
Accrued compensation	(6,507)	15,045
Accrued expenses and other liabilities	10,092	(3,131)
Operating lease liabilities	(13,489)	(7,663)
Deferred revenue	158,360	25,369
Net cash provided by operating activities	53,467	49,627
Cash flows from investing activities:
Capitalization of internal-use software costs	(378)	(2,326)
Purchases of property and equipment	(4,034)	(10,669)
Purchases of securities available for sale and other	(923,620)	(1,029,281)
Proceeds from maturities and redemption of securities available for sale	763,607	280,395
Proceeds from sales of securities available for sale and other	906	89,620
Payments for business acquisition, net of cash acquired	(148,042)	—
Net cash used in investing activities	(311,561)	(672,261)
Cash flows from financing activities:
Proceeds from issuance of convertible senior notes, net of issuance costs	—	1,135,418
Payments for repurchases and conversions of convertible senior notes	(15)	(181)
Proceeds from hedges related to convertible senior notes	2	195,046
Payments for warrants related to convertible senior notes	—	(175,399)
Purchases of capped calls related to convertible senior notes	—	(133,975)
Proceeds from stock option exercises	31,829	27,517
Proceeds from shares issued in connection with employee stock purchase plan	17,417	12,821
Net cash provided by financing activities	49,233	1,061,247
Effects of changes in foreign currency exchange rates on cash, cash equivalents and restricted cash	193	578
Net increase (decrease) in cash, cash equivalents and restricted cash	(208,668)	439,191
Cash, cash equivalents and restricted cash at beginning of period	448,630	531,953
Cash, cash equivalents and restricted cash at end of period	$239,962	$971,144

OKTA, INC.
Reconciliation of GAAP to Non-GAAP Data
(In thousands, except percentages and per share data)
(unaudited)

Non-GAAP Gross Profit and Non-GAAP Gross Margin
We define Non-GAAP gross profit and Non-GAAP gross margin as GAAP gross profit and GAAP gross margin, adjusted for stock-based compensation expense included in cost of revenue, amortization of acquired intangibles and acquisition and integration-related expenses.

	Three Months Ended July 31,		Six Months Ended July 31,
	2021	2020	2021	2020
Gross profit	$214,394	$149,299	$399,277	$283,672
Add:
Stock-based compensation expense included in cost of revenue(1)	16,299	7,164	25,891	12,950
Amortization of acquired intangibles	10,128	1,594	11,721	3,187
Acquisition and integration-related expenses(2)	658	—	658	—
Non-GAAP gross profit	$241,479	$158,057	$437,547	$299,809
Gross margin	68%	74%	70%	74%
Non-GAAP gross margin	77%	79%	77%	78%
(1) See table in footnote (1) to the condensed consolidated statements of operations above for breakdown of stock-based compensation expense by line item.
(2) Acquisition and integration-related expenses include transaction costs and other non-recurring incremental costs incurred through the one-year anniversary of transaction close.
Non-GAAP Operating Income (Loss) and Non-GAAP Operating Margin
We define Non-GAAP operating income (loss) and Non-GAAP operating margin as GAAP operating loss and GAAP operating margin, adjusted for stock-based compensation expense, non-cash charitable contributions, amortization of acquired intangibles and acquisition and integration-related expenses.

	Three Months Ended July 31,		Six Months Ended July 31,
	2021	2020	2021	2020
Operating loss	$(263,440)	$(45,388)	$(354,121)	$(97,587)
Add:
Stock-based compensation expense(1)	187,714	48,394	251,826	86,122
Non-cash charitable contributions	1,639	1,881	3,663	2,417
Amortization of acquired intangibles	19,998	1,594	21,591	3,187
Acquisition and integration-related expenses(2)	29,550	—	36,604	—
Non-GAAP operating income (loss)	$(24,539)	$6,481	$(40,437)	$(5,861)
Operating margin	(83)%	(23)%	(63)%	(25)%
Non-GAAP operating margin	(8)%	3%	(7)%	(2)%
(1) See table in footnote (1) to the condensed consolidated statements of operations above for breakdown of stock-based compensation expense by line item.
(2) Acquisition and integration-related expenses include transaction costs and other non-recurring incremental costs incurred through the one-year anniversary of transaction close.
Non-GAAP Net Income (Loss), Non-GAAP Net Margin and Non-GAAP Net Income (Loss) Per Share, Basic and Diluted
We define Non-GAAP net income (loss) and Non-GAAP net margin as GAAP net loss and GAAP net margin,

adjusted for stock-based compensation expense, non-cash charitable contributions, amortization of acquired intangibles, acquisition and integration-related expenses, amortization of debt discount and debt issuance costs and loss on early extinguishment and conversion of debt.
We define Non-GAAP net income (loss) per share, basic, as Non-GAAP net income (loss) divided by GAAP weighted-average shares used to compute net loss per share, basic and diluted.
We define Non-GAAP net income (loss) per share, diluted, as Non-GAAP net income (loss) divided by GAAP weighted-average shares used to compute net loss per share, basic and diluted adjusted for the potentially dilutive effect of (i) employee equity incentive plans, excluding the impact of unrecognized stock-based compensation expense, and (ii) convertible senior notes outstanding and related warrants. In addition, Non-GAAP net income (loss) per share, diluted, includes the anti-dilutive impact of the Company’s note hedge and capped call agreements on convertible senior notes outstanding. Accordingly, the Company did not record any adjustments to Non-GAAP net income (loss) for the potential impact of the convertible senior notes outstanding under the if-converted method.

	Three Months Ended July 31,		Six Months Ended July 31,
	2021	2020	2021	2020
Net loss	$(276,682)	$(60,100)	$(385,914)	$(117,762)
Add:
Stock-based compensation expense(1)	187,714	48,394	251,826	86,122
Non-cash charitable contributions	1,639	1,881	3,663	2,417
Amortization of acquired intangibles	19,998	1,594	21,591	3,187
Acquisition and integration-related expenses(2)	29,550	—	36,604	—
Amortization of debt discount and debt issuance costs	21,449	15,973	42,780	26,330
Loss on early extinguishment and conversion of debt	43	2,174	179	2,174
Non-GAAP net income (loss)	$(16,289)	$9,916	$(29,271)	$2,468

Net margin	(88)%	(30)%	(68)%	(31)%
Non-GAAP net margin	(5)%	5%	(5)%	1%

Weighted-average shares used to compute net loss per share, basic and diluted	151,357	126,319	141,720	124,922
Non-GAAP weighted-average effect of potentially dilutive securities	—	15,936	—	16,281
Non-GAAP weighted-average shares used to compute non-GAAP net income (loss) per share, diluted	151,357	142,255	141,720	141,203

Net loss per share, basic and diluted	$(1.83)	$(0.48)	$(2.72)	$(0.94)
Non-GAAP net income (loss) per share, basic	$(0.11)	$0.08	$(0.21)	$0.02
Non-GAAP net income (loss) per share, diluted	$(0.11)	$0.07	$(0.21)	$0.02
(1)    See table in footnote (1) to the condensed consolidated statements of operations above for breakdown of stock-based compensation expense by line item.
(2) Acquisition and integration-related expenses include transaction costs and other non-recurring incremental costs incurred through the one-year anniversary of transaction close.

OKTA, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except percentages)
(unaudited)

Free Cash Flow and Free Cash Flow Margin
We define Free cash flow as net cash provided by operating activities, less cash used for purchases of property and equipment and capitalized internal-use software costs. Free cash flow margin is calculated as Free cash flow divided by total revenue.

	Three Months Ended July 31,		Six Months Ended July 31,
	2021	2020	2021	2020
Net cash provided by (used in) operating activities	$(2,608)	$10,930	$53,467	$49,627
Less:
Purchases of property and equipment	(775)	(2,739)	(4,034)	(10,669)
Capitalization of internal-use software costs	(368)	(1,326)	(378)	(2,326)
Free cash flow	$(3,751)	$6,865	$49,055	$36,632
Net cash used in investing activities	$(463,466)	$(722,865)	$(311,561)	$(672,261)
Net cash provided by financing activities	$33,054	$1,047,080	$49,233	$1,061,247
Free cash flow margin	(1)%	3%	9%	10%
Calculated Billings
We define Calculated billings as total revenue plus the change in deferred revenue, net of acquired deferred revenue, and less the change in unbilled receivables, net of acquired unbilled receivables, in the period.

	Three Months Ended July 31,		Six Months Ended July 31,
	2021	2020	2021	2020
Total revenue	$315,500	$200,446	$566,506	$383,305
Add:
Unbilled receivables, current (beginning of period)	894	1,121	2,604	1,026
Acquired unbilled receivables, current	2,327	—	2,327	—
Deferred revenue, current (end of period)	721,808	391,246	721,808	391,246
Less:
Unbilled receivables, current (end of period)	(3,409)	(2,113)	(3,409)	(2,113)
Deferred revenue, current (beginning of period)	(613,167)	(392,121)	(502,738)	(365,236)
Acquired deferred revenue, current	(60,522)	—	(60,522)	—
Current calculated billings	363,431	198,579	726,576	408,228
Add:
Deferred revenue, noncurrent (end of period)	15,489	5,574	15,489	5,574
Less:
Deferred revenue, noncurrent (beginning of period)	(11,745)	(6,070)	(10,860)	(6,214)
Acquired deferred revenue, noncurrent	(4,817)	—	(4,817)	—
Calculated billings	$362,358	$198,083	$726,388	$407,588